UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 16, 2011

Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota		55350
(Address of Principal Executive Offices)		(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2011, we entered into a Revolving Credit and Security Agreement with PNC Bank, National Association, as agent and a lender. The credit agreement provides us with a revolving credit facility in a principal amount of up to $35,000,000, subject to a borrowing base as further described below. The credit facility is secured by substantially all of the personal property of Hutchinson Technology Incorporated, the parent corporation. The maturity date of the credit facility is October 1, 2014 if, by October 1, 2012, the aggregate outstanding principal amount of our 3.25% Convertible Subordinated Notes due 2026 is reduced to $50,000,000 or less and we have at least $50,000,000 of liquidity remaining; otherwise the maturity date is October 1, 2012.

Initially, the loans bear cash interest, at our election, at a rate equal to either (i) PNC Bank’s alternate base rate (as defined in the credit agreement) plus 2.0% per annum or (ii) LIBOR plus 4.5% per annum. After March 25, 2012, the loans will be eligible to bear cash interest at a reduced rate equal to either (i) PNC Bank’s alternate base rate plus 1.0% per annum or (ii) LIBOR plus 3.5% per annum if no defaults or events of default exist under the credit agreement. In addition, a fee of 0.75% per annum is payable on the unused portion of the credit facility.

The loans are subject to a borrowing base equal to the sum of (a) 85% of our eligible accounts receivable, (b) 85% of eligible accounts receivable (if any) that from time to time may be assigned to the parent corporation by its subsidiary, Hutchinson Technology Operations (Thailand) Co., Ltd. (subject to a $5,000,000 cap), and (c) the lesser of (x) 40% of the book value of our eligible domestic raw materials and finished goods inventory and (y) 65% of the net orderly liquidation value of our eligible domestic raw materials and finished goods inventory (subject to a $10,000,000 cap). Initially, the borrowing base is reduced by a $5,000,000 availability block, which may be eliminated after March 25, 2012 if no defaults or events of default exist under the credit agreement.

The credit agreement contains customary representations, warranties, covenants and events of default, including, but not limited to financial covenants requiring (i) a minimum fixed charge coverage ratio, (ii) minimum earnings before interest, taxes, depreciation and amortization (EBITDA), and (iii) minimum liquidity. The credit agreement also requires that we maintain an account at PNC Bank with a minimum balance of $15,000,000.

A copy of the credit agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

10.1	Revolving Credit and Security Agreement dated as of 9/16/2011 among Hutchinson Technology Incorporated, the financial institutions party thereto and PNC Bank, National Association, as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: September 21, 2011	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	Revolving Credit and Security Agreement dated as of 9/16/2011 among Hutchinson Technology Incorporated, the financial institutions party thereto and PNC Bank, National Association, as agent.	Filed Electronically